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Exhibit 5.02

Richards, Layton & Finger
A PROFESSIONAL ASSOCIATION
One Rodney Square
920 North King Street
WILMINGTON, DELAWARE 19801
(302) 651-7700
Fax: (302) 651-7701
WWW.RLF.COM

May 16, 2005

Lehman Brothers Holdings Inc.
745 Seventh Avenue
New York, New York 10019

  Re:
  Lehman Brothers Holdings Capital Trust VII, Lehman Brothers Holdings Capital Trust VIII, Lehman Brothers Holdings Capital Trust IX, Lehman Brothers Holdings Capital Trust X, Lehman Brothers Holdings Capital Trust XI and Lehman Brothers Holdings Capital Trust XII

Ladies and Gentlemen:

        We have acted as special Delaware counsel for Lehman Brothers Holdings Capital Trust VII, a Delaware statutory trust ("Trust VII"), Lehman Brothers Holdings Capital Trust VIII, a Delaware statutory trust ("Trust VIII"), Lehman Brothers Holdings Capital Trust IX, a Delaware statutory trust ("Trust IX"), Lehman Brothers Holdings Capital Trust X, a Delaware statutory trust ("Trust X"), Lehman Brothers Holdings Capital Trust XI, a Delaware statutory trust ("Trust XI"), and Lehman Brothers Holdings Capital Trust XII, a Delaware statutory trust ("Trust XII") (Trust VII, Trust VIII, Trust IX, Trust X, Trust XI and Trust XII are hereinafter collectively referred to as the "Trusts" and sometimes hereinafter individually referred to as a "Trust"), in connection with the matters set forth herein. At your request, this opinion is being furnished to you.

        For purposes of giving the opinions hereinafter set forth, our examination of documents has been limited to the examination of originals or copies of the following:

  (a)
  The Certificate of Trust of Trust VII, as filed with the Secretary of State of the State of Delaware (the "Secretary of State") on December 3, 2004;

  (b)
  The Certificate of Trust of Trust VIII, as filed with the Secretary of State on December 3, 2004;

  (c)
  The Certificate of Trust of Trust IX, as filed with the Secretary of State on December 3, 2004;

  (d)
  The Certificate of Trust of Trust X, as filed with the Secretary of State on December 3, 2004;

  (e)
  The Certificate of Trust of Trust XI, as filed with the Secretary of State on December 3, 2004;

  (f)
  The Certificate of Trust of Trust XII, as filed with the Secretary of State on February 16, 2005;

  (g)
  The Declaration of Trust of Trust VII, dated as of November 23, 2004 among Lehman Brothers Holdings Inc., a Delaware corporation (the "Company"), and the trustees of Trust VII named therein;

  (h)
  The Declaration of Trust of Trust VIII, dated as of November 23, 2004 among the Company and the trustees of Trust VIII named therein;

  (i)
  The Declaration of Trust of Trust IX, dated as of November 23, 2004 among the Company and the trustees of Trust IX named therein;

  (j)
  The Declaration of Trust of Trust X, dated as of November 23, 2004 among the Company and the trustees of Trust X named therein;

  (k)
  The Declaration of Trust of Trust XI, dated as of November 23, 2004 among the Company and the trustees of Trust XI named therein;

  (l)
  The Declaration of Trust of Trust XII, dated as of February 14, 2005 among the Company and the trustees of Trust XII named therein;

  (m)
  The Registration Statement, as amended (the "Registration Statement"), on Form S-3, including a preliminary prospectus with respect to the Trusts (the "Prospectus"), relating to the Preferred Securities of the Trusts representing preferred undivided beneficial ownership interests in the assets of the Trusts (each, a "Preferred Security" and collectively, the "Preferred Securities"), to be filed by the Company and the Trusts with the Securities and Exchange Commission;

  (n)
  A form of Amended and Restated Declaration of Trust for each of the Trusts, to be entered into between the Company, the trustees of the Trust named therein, and the holders, from time to time, of the undivided beneficial ownership interests in the assets of such Trust (collectively, the "Declarations" and individually, a "Declaration"), attached as an exhibit to the Registration Statement (including Exhibits A and B thereto); and

  (o)
  A Certificate of Good Standing for each of the Trusts, dated May 16, 2005, obtained from the Secretary of State.

        Initially capitalized terms used herein and not otherwise defined are used as defined in the Declarations.

        For purposes of this opinion, we have not reviewed any documents other than the documents listed in paragraphs (a) through (o) above. In particular, we have not reviewed any document (other than the documents listed in paragraphs (a) through (o) above) that is referred to in or incorporated by reference into the documents reviewed by us. We have assumed that there exists no provision in any document that we have not reviewed that is inconsistent with the opinions stated herein. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

        With respect to all documents examined by us, we have assumed (i) the authenticity of all documents submitted to us as authentic originals, (ii) the conformity with the originals of all documents submitted to us as copies or forms, and (iii) the genuineness of all signatures.

        For purposes of this opinion, we have assumed (i) that each of the Declarations will constitute the entire agreement among the parties thereto with respect to the subject matter thereof, including with respect to the creation, operation and termination of the applicable Trust, and that the Declarations and the Certificates of Trust will be in full force and effect and will not be amended, (ii) except to the extent provided in paragraph 1 below, the due organization or due formation, as the case may be, and valid existence in good standing of each party to the documents examined by us under the laws of the jurisdiction governing its organization or formation, (iii) the legal capacity of natural persons who are parties to the documents examined by us, (iv) that each of the parties to the documents examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents, (v) the due authorization, execution and delivery by all parties thereto of all documents examined by us, (vi) the receipt by each Person to whom a Preferred Security is to be issued by the Trusts and any Person who purchases such Preferred Security from the Company (collectively, the "Preferred Security Holders") of a Preferred Security Certificate for such Preferred Security and the payment for such Preferred Security, in accordance with the Declarations and the Registration Statement, and (vii) that the Preferred Securities are authenticated, issued and sold to the Preferred Security Holders in accordance with the Declarations and the Registration Statement. We have not participated in the preparation of the Registration Statement or the Prospectus and assume no responsibility for their contents.

        This opinion is limited to the laws of the State of Delaware (excluding the securities laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto. Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder which are currently in effect.

        Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

          1.     Each of the Trusts has been duly created and is validly existing and in good standing as a statutory trust under the Delaware Statutory Trust Act, 12 Del. C. § 3801 et seq.

          2.     The Preferred Securities of each Trust will represent valid and, subject to the qualifications set forth in paragraph 3 below, fully paid and nonassessable undivided beneficial interests in the assets of the applicable Trust.

          3.     The Preferred Security Holders, as beneficial owners of the applicable Trust, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. We note that the Preferred Security Holders may be obligated to make payments as set forth in each Declaration.

        We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. We hereby consent to the use of our name under the heading "Legal Opinions" in the Prospectus. In giving the foregoing consents, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,
/s/ Richards, Layton & Finger, P.A.

EAM/cac

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  Exhibit 5.02
Richards, Layton & Finger A PROFESSIONAL ASSOCIATION One Rodney Square 920 North King Street WILMINGTON, DELAWARE 19801 (302) 651-7700 Fax: (302) 651-7701 WWW.RLF.COM